EXHIBIT j.


           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM





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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated November 14, 2005, relating to the financial statements and financial highlights which appear in the September 30, 2005 Annual Report to Shareholders of Phoenix Bond Fund and Phoenix Earnings Driven Growth Fund (constituting Phoenix Opportunities Trust), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Non-Public Holdings Information", "Independent Registered Public Accounting Firm" and "Report to Shareholders" in such Registration Statement.



/s/PricewaterhouseCoopers LLP
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Boston, Massachusetts
January 27, 2006